Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

On March 31, 2017, Sucampo Pharmaceuticals, Inc. (the “Company”) entered into a merger agreement (the “Merger Agreement”) with Vtesse, Inc. (“Vtesse”), and on April 3, 2017, the Company completed the transactions contemplated by the Merger Agreement (the “Merger”), for an initial purchase price of $200.0 million. The initial purchase price was paid on April 3, 2017 and consisted of the issuance of 2,782,676 shares of Class A common stock of the Company and the payment of $170.0 million of cash. Substantially all of the fair value of Vtesse is related to VTS-270, its only significant asset. VTS-270 is an investigational drug candidate currently being evaluated in a pivotal Phase 2b/3 clinical trial for the treatment of NPC-1, an ultra-orphan, progressive and fatal disease. The Company expects to account for the Merger as an asset acquisition, as Vtesse does not meet the definition of a business under ASC 805. As a result, the Company will incur an acquired in-process research and development (“IPR&D”) charge in the second quarter of 2017. The Company’s preliminary estimate of this IPR&D expense is in the range of $180.0 million to $200.0 million. The Company does not expect to receive any current tax benefit related to the IPR&D expense.

The Company has also agreed to pay to equityholders of Vtesse (A) contingent consideration based on mid-single-digit to double-digit royalties on global net sales of VTS-270, tiered based on increasing net sales levels, and (B) a share of net proceeds that may be generated from the monetization of any priority review voucher that may be granted to Vtesse in the future.

The following unaudited pro forma combined consolidated financial statements have been prepared to give effect to the Merger of Vtesse with and into a subsidiary of the Company and certain other adjustments listed below, which are collectively referred to as the acquisition adjustments. These unaudited pro forma combined consolidated financial statements are derived from the historical consolidated financial statements of the Company and Vtesse. These financial statements have been adjusted as described in the notes to the unaudited pro forma combined consolidated financial statements.

The unaudited pro forma combined consolidated balance sheets combine the unaudited consolidated balance sheets of the Company and Vtesse as of March 31, 2017 and include preliminary adjustments to reflect the events that are directly attributable to the Merger and factually supportable. The unaudited pro forma combined consolidated statements of operations combine the historical consolidated results of the Company and Vtesse for the three months ended March 31, 2017 and for the year ended December 31, 2016, and have also been adjusted to give effect to pro forma events that are directly attributable to the Merger, are factually supportable and are expected to have a continuing impact on the combined results. The unaudited pro forma combined consolidated statements of operations have been prepared assuming the Merger closed on January 1, 2016.

These unaudited pro forma combined consolidated financial statements have been prepared using the asset acquisition method of accounting, as Vtesse does not meet the definition of a business under ASC 805 and substantially all of the fair value of Vtesse is attributable to the VTS-270 IPR&D asset. Based on the asset acquisition method of accounting, the consideration paid in the Merger is allocated primarily to the IPR&D asset acquired (and immediately expensed because the IPR&D asset has no other alternate use), and the balance is allocated to the remaining assets and liabilities based on their estimated fair values. The unaudited pro forma combined consolidated statements of operations also include certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results and the utilization of any tax benefits.

The unaudited pro forma combined consolidated financial statements have been prepared based on the assumptions and adjustments that the Company believes are reasonable and which are described in the accompanying notes. The unaudited pro forma combined consolidated financial statements are presented for illustrative purposes only and do not purport to represent what the financial position or results of operations would actually have been if the Merger had occurred as of the dates indicated or what the financial position or results would be for any future periods.

The unaudited pro forma combined consolidated financial statements should be read in conjunction with (1) the accompanying notes to the unaudited pro forma combined consolidated financial statements, (2) the unaudited financial statements of the Company as of and for the three months ended March 31, 2017 and notes thereto, included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2017, which was filed with the SEC on May 3, 2017, (3) the audited financial statements of the Company for the fiscal year ended December 31, 2016 and notes thereto, included in the Company’s Annual Report on Form 10-K, which was filed with the SEC on March 8, 2017, (4) the audited financial statements of Vtesse for the fiscal year ended December 31, 2016 and notes thereto, included as Exhibit 99.1 to this Current Report on Form 8-K/A (Amendment No. 1) and (5) the unaudited financial statements of Vtesse as of and for the three months ended March 31, 2017 and notes thereto, included as Exhibit 99.2 to this Current Report on Form 8-K/A (Amendment No. 1).

SUCAMPO PHARMACEUTICALS, INC.
UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2016
(in thousands)

	Historical
	Year Ended
	December 31, 2016
	Sucampo	Vtesse	Transaction Adjustments (see Note 5)		Pro Forma Combined Consolidated
Revenues:
Product royalty revenue	$82,480	$-	$-		$82,480
Product sales revenue	128,796	-	-		128,796
Research and development revenue	12,839	-	-		12,839
Contract and collaboration revenue	5,941	-	-		5,941
Total revenues	230,056	-	-		230,056

Costs and expenses:
Costs of goods sold	76,003	-	-		76,003
Impairment of in-process research & development	7,286	-	191,017	(d)	198,303
Research and development	46,615	10,818	75	(b)	57,508
General and administrative	43,798	5,001	(647)	(a), (b)	48,152
Selling and marketing	2,478	-	-		2,478
Total costs and expenses	176,180	15,819	190,445		382,444

Income from operations	53,876	(15,819)	(190,445)		(152,388)

Non-operating income (expense):
Interest income	72	-	-		72
Interest expense	(23,761)	-	-		(23,761)
Loss on debt extinguishment	(14,047)	-	-		(14,047)
Other non-operating income (expense), net	(1,765)	(6)	24	(a)	(1,747)
Total non-operating income (expense)	(39,501)	(6)	24		(39,483)

Income (loss) before income taxes	14,375	(15,825)	(190,421)		(191,871)
Income (tax) benefit provision	4,112	-	6,157	(c)	10,269
Income (loss) from operations	$18,487	$(15,825)	$(184,264)		$(181,602)

See accompanying notes to unaudited pro forma combined consolidated financial statements.

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SUCAMPO PHARMACEUTICALS, INC.
UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2017
(in thousands)

	Historical
	Three Months Ended
	March 31, 2017
	Sucampo	Vtesse	Transaction Adjustments (see Note 5)		Pro Forma Combined Consolidated
Revenues:
Product royalty revenue	18,435	-	-		18,435
Product sales revenue	34,154	-	-		34,154
Research and development revenue	3,448	-	-		3,448
Contract and collaboration revenue	246	-	-		246
Total revenues	56,283	-	-		56,283

Costs and expenses:
Costs of goods sold	16,883	-	-		16,883
Research and development	10,333	3,773	64	(b)	14,170
General and administrative	17,691	8,469	(13,977)	(a), (b)	12,183
Selling and marketing	516	-	-		516
Total costs and expenses	45,423	12,242	(13,913)		43,752

Income from operations	10,860	(12,242)	13,913		12,531

Non-operating income (expense):
Interest income	28	-	-		28
Interest expense	(2,890)	(1)	-		(2,891)
Other non-operating income (expense), net	211	-	-		211
Total non-operating income (expense)	(2,651)	(1)	-		(2,652)
Income (loss) before income taxes	8,209	(12,243)	13,913		9,879
Income (tax) provision benefit	(3,585)	-	(83)	(c)	(3,668)
Income (loss) from operations	$4,624	$(12,243)	$13,830		$6,211

See accompanying notes to unaudited pro forma combined consolidated financial statements.

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SUCAMPO PHARMACEUTICALS, INC.
UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2017
(in thousands)

	Historical
	As Of
	March 31, 2017	March 31, 2017
	Sucampo	Vtesse	Transaction Adjustments (see Note 4)		Pro Forma Combined Consolidated
Assets
Current assets:					-
Cash and cash equivalents	243,480	12,331	(187,931)	(a), (f)	67,880
Product royalties receivable	18,426	-	-		18,426
Accounts receivable, net	20,537	-	-		20,537
Restricted cash	213	-	-		213
Inventories, net	22,978	-	-		22,978
Prepaid expenses and other current assets	16,725	444	-		17,169
Total current assets	322,359	12,775	(187,931)		147,203
Investments, non-current	5,556	-	-		5,556
Property and equipment, net	6,197	27	(27)	(a)	6,197
Intangible assets, net	121,381	65	(65)	(a)	121,381
Goodwill	73,022	-	-		73,022
Deferred tax assets, net	-	-	6,294	(b)	6,294
Other assets	688	108	-		796
Total assets	$529,203	$12,975	$(181,729)		$360,449

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	8,006	1,522	-		9,528
Accrued expenses	17,096	6,988	(13,596)	(c)	10,488
Accrued interest	2,538	-	-		2,538
Deferred revenue, current	834	-	-		834
Income tax payable	3,477	-	(7,832)	(b)	(4,355)
Other current liabilities	2,876	10	-		2,886
Total current liabilities	34,827	8,520	(21,428)		21,919

Notes payable, non-current	290,979	-	-		290,979
Deferred revenue, non-current	1,572	-	-		1,572
Deferred tax liability, net	18,375	-	-		18,375
Other liabilities	9,142	-	-		9,142
Total liabilities	$354,895	$8,520	$(21,428)		$341,987

Stockholders' equity:					-
Preferred stock	-	42,446	(42,489)	(e)	(43)
Common Stock	464	10	(10)	(d)	464
Additional paid-in capital	123,984	286	(12,880)	(d)	111,390
Accumulated other comprehensive income	54,451	-	-		54,451
Treasury stock	(46,269)	-	42,250	(d)	(4,019)
Retained earnings (Accumulated Deficit)	41,678	(38,287)	(147,172)	(a), (e)	(143,781)
Total stockholders' equity	174,308	4,455	(160,301)		18,462
Total liabilities and stockholders' equity	$529,203	$12,975	$(181,729)		$360,449

See accompanying notes to unaudited pro forma combined consolidated financial statements.

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NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Description of the Merger

On March 31, 2017, Sucampo Pharmaceuticals, Inc. (the “Company”) entered into a merger agreement (the “Merger Agreement”) with Vtesse, Inc. (“Vtesse”), and on April 3, 2017, the Company completed the transactions contemplated by the Merger Agreement (the “Merger”), for an initial purchase price of $200.0 million. The initial purchase price is subject to adjustment as set forth in the Merger Agreement.

The initial purchase price was paid on April 3, 2017 and consisted of the issuance of 2,782,676 shares of Class A common stock of the Company and the payment of $170.0 million of cash. Substantially all of the fair value of Vtesse is related to VTS-270, its only significant asset. VTS-270 is an investigational drug candidate currently being evaluated in a pivotal Phase 2b/3 clinical trial for the treatment of NPC-1, an ultra-orphan, progressive and fatal disease. The Company expects to account for the Merger as an asset acquisition, Vtesse does not meet the definition of a business under ASC 805. As a result, the Company will incur an acquired in-process research and development (“IPR&D”) charge in the second quarter of 2017. The Company’s preliminary estimate of this IPR&D expense is in the range of $180.0 million to $200.0 million. The Company does not expect to receive any current tax benefit related to the IPR&D expense.

The Company has also agreed to pay to equityholders of Vtesse (A) contingent consideration based on mid-single-digit to double-digit royalties on global net sales of VTS-270, tiered based on increasing net sales levels, and (B) a share of net proceeds that may be generated from the monetization of any priority review voucher that may be granted to Vtesse in the future

Note 2 — Basis of Presentation

The accompanying unaudited pro forma combined consolidated financial statements were prepared in accordance with Article 11 of SEC Regulation S-X. The unaudited pro forma combined consolidated balance sheet was prepared using the historical balance sheets of the Company and Vtesse as of March 31, 2017 and assume the Merger closed on January 1, 2016. Vtesse’s assets and liabilities have been estimated at their respective fair values as of January 1, 2016. The preliminary fair values were estimated using information that was available to management at the time these pro forma financial statements were prepared.

The asset purchase accounting is subject to finalization of the Company’s analysis of the fair value of the assets and liabilities of Vtesse as of April 3, 2017, the closing date of the Merger. Accordingly, the preliminary determined fair value in the unaudited pro forma combined financial statements is preliminary and will be adjusted upon completion of the final valuation. Such adjustments could be material.

Note 3 — Purchase Price

The following is a summary of the preliminary allocation of the purchase price reflected in the unaudited pro forma combined consolidated balance sheet as of March 31, 2017 as if the Merger had closed on January 1, 2016 (in thousands):

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Total purchase price	$200,000

Total fair value of tangible assets acquired and liabilities assumed

Deferred Tax Assets	4,129
Net Assets (Other)	4,854

Total IPR&D asset	$191,017

Note 4 – Unaudited Pro Forma Combined Consolidated Balance Sheet Adjustments

(a) Reflects adjustments related to asset acquisition.

(b) Reflects adjustments to tax accounts related to the inclusion of Vtesse and the utilization of Vtesse’s net operating loss carryforwards.

(c) Reflects accrual for unpaid transaction costs.

(d) Reflects the issuance of Class A common stock of the Company in the Merger.

(e) Reflects adjustments to eliminate Vtesse’s historical stockholders’ equity.

(f) Reflects $170.0 million in cash consideration paid in connection with the Merger.

Note 5 – Unaudited Pro Forma Combined Consolidated Statements of Operations Adjustments

(a)  Reflects the removal of transaction costs directly attributable to the Merger.

(b) Reflects compensation adjustments of Vtesse employees to align with the Company’s compensation structure.

(c)  Reflects adjustments to income tax expense and the tax effect of the transaction adjustments. The tax effect of the pro forma adjustments was calculated using historic statutory rates in effect for the periods presented.

(d) Reflects IPR&D asset acquisition expense.

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